Assignment AND LICENSE AGREEMENT

This Assignment and License Agreement (this “Agreement”) is made and entered into as of the 31 day of May 2013, by and between (i) GOLD HILL RESOURCES, Inc., a Nevada corporation (“Transferee”), and (ii) Wayne Good, an individual (“Transferor”).

RECITALS

WHEREAS, Transferor and Transferee are parties to that certain Agreement and Plan of Merger, dated as of the date hereof, by and among Transferor, Transferee, and the other parties signatory thereto, pursuant to which Transferee will acquire certain companies owned by Transferor (the “Merger Agreement”); and

WHEREAS, the parties desire that Transferor transfer to Transferee the Acquired Assets (as defined below) in accordance with the terms hereof simultaneously with the consummation of the transactions contemplated by the Merger Agreement (the “Closing”).

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                Definitions. For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1.

“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person. For purposes hereof, “control” shall mean the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Governmental Authority” means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

“Liens” means any mortgage, pledge, assessment, license, security interest, lease, lien, adverse Claims, levy, charge or other encumbrance of any kind, or any conditional sale contract, title retention contract or other contract to give any of the foregoing.

“Patents” means any or all of the following: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office (the “USPTO”) or in any similar office or agency of the United States, any state or territory thereof, or any other country; and (b) all reissues, continuations, continuations-in-part and extensions thereof.

“Person” means any natural person, corporation, general partnership, limited liability company, limited partnership, proprietorship, other business organization, trust, union, association or government, regulatory authority or other entity.

“Trademarks” means any or all of the following: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs, collective marks, d/b/a’s, Internet domain names, symbols, trade dress and other indicia of origin, and general intangibles of like nature, whether now existing or hereafter adopted or acquired, all registrations and recordings thereof, (ii) all applications in connection therewith, including, without limitation, registrations, recordings and applications in the USPTO or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision, (iii) all reissues, extensions or renewals thereof and (iv) all goodwill associated with or symbolized by any of the foregoing.

2.                Transfer of Acquired Assets; Issuance of Shares.

2.1             Simultaneously with the Closing of the Merger Agreement, and in accordance with the terms set forth in this Agreement, Transferor shall sell, convey, transfer, assign and deliver to Transferee, and Transferee shall purchase and acquire from Transferor, free and clear of all Liens, all of Transferor’s right, title and interest in, to and under (i) the Patents and Trademarks set forth on Exhibit A attached hereto (collectively, the “Transferred IP”) and (ii) the capital stock of (a) Imaging Locators, a Nevada corporation (“Imaging”) and (b) Micro Gold Claims by Murphy Creek, Oregon and GHR Claims by Pahrump, Nevada (“Claims”) (the assets listed in the foregoing clauses (i) and (ii) are collectively referred to herein as the “Acquired Assets”).

2.2             Simultaneously with the Closing of the Merger Agreement, Transferor shall deliver to Transferee the stock certificates representing his capital stock in each of Imaging and title to Claims, together with appropriate stock powers and title transfer executed.

3.                INTENTIONALLY LEFT BLANK.

4.                Representations and Warranties of Transferor. Transferor represents and warrants to Transferee that:

4.1             Power and Authority. Transferor has the full legal right, power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement and the performance by Transferor of his obligations hereunder have been duly authorized by all necessary action properly taken.

4.2             Enforceability. This Agreement constitutes the valid and binding obligation of Transferor and is enforceable against Transferor in accordance with its terms, except as such enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally.

4.3             Title to the Acquired Assets.  Transferor has, and at the Closing will transfer to Transferee, good and marketable title to all of the Acquired Assets, free and clear of all Liens.

4.4             Effect of Agreement. The execution and delivery by Transferor of this Agreement, the transfer by Transferor of the Acquired Assets to Transferee, the performance by Transferor of his obligations pursuant to the terms of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not, with or without the giving of notice or lapse of time, or both: (i) violate any judgment, order, writ or decree of any Governmental Authority applicable to Transferor or the Acquired Assets; or (ii) result in the breach of, constitute a default under, constitute an event which with notice or lapse of time, or both, would become a default under, or result in the creation of any Lien upon any of the Acquired Assets under any agreement, commitment, contract (written or oral) or other instrument to which Transferor is a party, or by which the Acquired Assets are bound or affected.

4.5             No Consents Required. There are no approvals, authorizations, consents, orders or other actions of, or filings with, any Person that are required to be obtained or made by Transferor in connection with the execution of, and the consummation of the transactions contemplated under, this Agreement, including, without limitation, the effective transfer to Transferee of the Acquired Assets.

4.6             Intellectual Property. Other than as disclosed on Exhibit 4.6, there are no licenses, sublicenses, distribution agreements, options, rights or other agreements to which Transferor is a party and pursuant to which any Person is authorized to use or has the right to manufacture, reproduce, market or exploit any of the Transferred IP or the Saleen Likeness. Transferor owns and has the right to use and after the consummation of the transactions contemplated hereby, Transferee will own and have the right to use all Transferred IP in perpetuity, and the Saleen Likeness pursuant to the license set forth herein, and there are no pending or threatened claims that the Transferred IP has or will infringe on any third party’s rights. To the knowledge of Transferor, no Person is infringing on or otherwise violating any right with respect to any Transferred IP or the Saleen Likeness, the Transferred IP does not interfere with, infringe upon, misappropriate, or otherwise violate or come into conflict with any other Person’s intellectual property, and Transferor has never received any notice alleging any such interference, infringement, misappropriation, violation, or conflict (including any claim that Transferor must license or refrain from using any other Person’s intellectual property). Transferor has taken all necessary and desirable action to maintain and protect each item of Transferred IP. Transferor has delivered to Transferee correct and complete copies of all written documentation evidencing ownership and prosecution (if applicable) of each item of Transferred IP.

4.7             Capitalization. All of the issued and outstanding shares of capital stock of Imaging and Claim are, and at the Closing will be, owned beneficially and of record by Transferor, free and clear of all Liens other than Liens under the federal and applicable state securities laws. Other than the shares of capital stock owned by Transferor there are (i) no other shares of capital stock or other equity interests or voting securities of Imaging or Claim, (ii) no securities of Imaging or Claim convertible into or exchangeable for shares of capital stock, other equity interests or voting securities of Imaging or Claim and (iii) no outstanding or authorized options, warrants, purchase rights, subscription rights, rights of first refusal, preemptive rights, conversion rights, exchange rights or other contracts or commitments that could require Imaging or Claim to issue, sell, or otherwise cause to become outstanding any of its capital stock or equity interests.

4.8             Investor Representations. Transferor understands that the issuance of the Shares by Transferee to Transferor will not be registered under the Securities Act of 1933, as amended (the “Securities Act”). Transferor will acquire the Shares for Transferor’s own account for investment purposes only, and not with a view to or for sale in connection with any distribution of the Shares within the meaning of the Securities Act. Transferor will be the beneficial owner of the Shares. Transferor is an “accredited investor” within the meaning of Securities and Exchange Commission Rule 501 of Regulation D promulgated under the Securities Act, as presently in effect. Transferor is aware of Transferee’s business affairs and financial condition and has acquired sufficient information about Transferee to reach an informed and knowledgeable decision to acquire the Shares. Transferor understands that the Shares must be held indefinitely unless the Shares are subsequently registered under the Securities Act or an exemption from such registration is available, and that the certificate evidencing the Shares will be imprinted with a legend which prohibits the transfer of the Shares unless the Shares are registered or such registration is not required in the opinion of counsel for Transferee. Transferor is familiar with the provisions of Rule 144, under the Securities Act, as in effect from time to time (“Rule 144”), which, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, and further understands that at the time Transferor wishes to sell the Shares there may be no public market upon which to make such a sale, and that, even if such a public market then exists, Transferee may not be satisfying the current public information requirements of Rule 144 and that, in such event, Transferor would be precluded from selling the Shares under Rule 144 even if the minimum holding period requirement had been satisfied.

5.                Representations and Warranties of Transferee. Transferee represents and warrants to Transferor that:

5.1             Organization, Standing and Power. Transferee is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with all requisite power and authority to own its properties and carry on its business as presently conducted. Transferee has the corporate power to enter into, execute and deliver this Agreement and to consummate the transactions contemplated hereby.

5.2             Execution, Delivery and Performance. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been be duly authorized by Transferee, and Transferee has taken all other actions required by law and its organizational documents in order to consummate the transactions contemplated by this Agreement. This Agreement constitutes the valid and binding obligation of Transferee and is enforceable against Transferee in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally.

5.3             Effect of Agreement. The execution and delivery by Transferee of this Agreement, the performance by Transferee of its obligations pursuant to the terms of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not, with or without the giving of notice or lapse of time, or both: (i) violate any judgment, order, writ or decree of any Governmental Authority applicable to Transferee; or (ii) result in the breach of, constitute a default under, constitute an event which with notice or lapse of time, or both, would become a default under, or result in the creation of any Lien upon any of the Acquired Assets under any material agreement, commitment, contract (written or oral) or other instrument to which Transferee is a party.

6.                Survival of Representations and Warranties; Indemnity.

6.1             Survival of Representations and Warranties. All of the representations and warranties and indemnification obligations of the parties herein shall survive the consummation of the transactions hereunder, and shall be binding upon the parties to this Agreement, their successors and assigns.

6.2             Indemnification. Regardless of any investigation made at any time by or on behalf of Transferee or any information Transferee may have and regardless of the consummation of the transactions contemplated hereby, Transferor shall indemnify Transferee and its directors, officers, shareholders (other than Transferor), agents, their respective Affiliates, and each of their heirs, successors and assigns (individually, a “Transferee Indemnified Party”) and hold them harmless from, against and in respect of any and all costs, losses, claims, liabilities (known or unknown), fines, penalties (including interest which may be imposed in connection therewith and court costs) and fees and disbursements of counsel (collectively “Damages”) incurred by any of them resulting from, arising out of or in any manner relating to (i) any breach of or any inaccuracy in any of the representations, warranties, covenants or agreements made by Transferor in this Agreement, (ii) any violation of any law, rule, statute or regulation by Transferor, or (iii) any action, suit, proceeding, compromise, settlement, assessment or judgment resulting from, arising out of or in any manner relating to any of the matters indemnified against in this Section 6.2.

7.                Miscellaneous.

7.1             Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Transferor may not assign any of his rights or delegate any of his duties or obligations under this Agreement without the prior written consent of Transferee, and any such purported assignment or delegation shall be void ab initio.

7.2             Notices.  All notices, demands and other communications (collectively, “Notices”) given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if sent by registered or certified mail, return receipt requested, postage and fees prepaid, by overnight service with a nationally recognized “next day” delivery company such as Federal Express or United Parcel Service, by facsimile transmission, or otherwise actually delivered to the following addresses:

(a) if to Transferee:

GOLD HILL RESOURCES, Inc.

(b) if to Transferor:

Wayne Good

Any Notice shall be deemed duly given when received by the addressee thereof, provided that any Notice sent by registered or certified mail shall be deemed to have been duly given two (2) business days from the date of deposit in the United States mails, unless sooner received. Either of the parties to this Agreement may from time to time change his or its address for receiving notices by giving written notice thereof in the manner set forth above.

7.3   Amendment; Waiver.  No provision of this Agreement may be waived unless in writing signed by all of the parties to this Agreement, and the waiver of any one provision of this Agreement shall not be deemed to be a waiver of any other provision. This Agreement may be amended only by a written agreement executed by all of the parties to this Agreement.

7.4   Governing Law.  This Agreement shall be governed by and construed both as to validity and performance and enforced in accordance with the laws of the State of Nevada without giving effect to the choice of law principles thereof.

7.5   Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. This Agreement and any amendments hereto, to the extent signed and delivered by means of digital imaging and electronic mail or a facsimile machine, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person.

7.6   Remedies Cumulative. Each of the various rights, powers and remedies hereunder shall be deemed to be cumulative with, and in addition to, all the rights, powers and remedies which either party may have hereunder or under applicable law relating hereto or to the subject matter hereof, and the exercise or partial exercise of any such right, power or remedy shall constitute neither an exclusive election thereof nor a waiver of any other such right, power or remedy.

7.7   Headings. The section and subsection headings contained in this Agreement are included for convenience only and form no part of the agreement between the parties.

7.8   Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be or become prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

7.9   Expenses. Each party shall pay his or its own costs and expenses, including in connection with this Agreement and the transactions contemplated hereby, including without limitation the fees and expenses of their respective counsel.

7.10          Representation by Counsel. Each party hereto represents and agrees with the others, that he or it has been represented by independent counsel of his or its own choosing, that such party has had the full right and opportunity to consult with such counsel, that such party availed himself or itself of this right and opportunity, that such party or such party’s authorized officer or representative has carefully read and fully understands this Agreement in its entirety, that such party is fully aware of the contents thereof and its meaning, intent and legal effect, and that such party or such party’s authorized officer or representative is competent to execute this Agreement and has executed this Agreement free from coercion, duress or undue influence.

7.11          Entire Agreement. This Agreement constitutes and embodies the entire understanding and agreement of the parties hereto relating to the subject matter hereof and all other agreements or understandings, written or oral, in effect between the parties relating to such subject matter are superseded.

7.12          Further Assurances. Each of Transferor and Transferee agrees to execute such further documents or instruments requested by Transferee and to take such other actions as are necessary to transfer or evidence the transfer of the Acquired Assets to Transferee and otherwise to carry out the transactions contemplated by this Agreement and any other agreements referred to herein.

[Signatures appear on the following page]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first set forth above.

TRANSFEREE: GOLD HILL RESOURCES, INC.

___/s/ Eric Stoppenahgen__________________________

By: Eric Stoppenhagen

Its: CFO

TRANSFEROR:

___/s/ Wayne Good_________________________________

Wayne Good

Exhibit A

Three (3) registered trademarks for Graphic Advertisement Design:

USA Geosurveyor # VA 1-642-520;

Pinpointer Pro System #VA 1-642-517;

The Beep Antenna #VA 1-642-508.

One (1) patent pending filed:

TYPE: Design Patent

TITLE: Ornamental Antenna Design

FILING DATE: November 12, 2012

RECEIPT NUMBER: 29/437,033